Exhibit 3.5

Phone: (503)986-2200 Fax: (503)378-4381	Articles/Certificate of Correction—All Entities
Secretary of State Corporation Division 255 Capitol St. NE, Suite 151 Salem, OR 97310-1327 FilingInOregon.com	FILED NOV 25 2008 OREGON SECRETARY OF STATE

Registry Number:	043963-88

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record.
We must release this information to all parties upon request and it will be posted on our website.	For office use only

Please Type or Print Legibly In Black Ink. Attach Additional Sheet if Necessary.

1)	Name of Entity	ENERGYCONNECT GROUP, INC.

NOTE: The Change of Registered Agent or Office form must be used to change the registered agent.

2)	Document Description (Describe the document to be corrected, including the date on which it was filed, or attach a copy of the document to be corrected.)
Tenth Restated Articles of Incorporation - FILED 09/25/08

3)	Incorrect Statement (Describe the incorrect statement and indicate the reason it is incorrect.)
Article II A states “The aggregate number of shares which the corporation shall have authority to issue is 125,000,000 shares of common stock (“Common Stock”)
and 10,000 shares of preferred stock (“Preferred Stock”).

4)	Correction (The incorrect statement is corrected to read as follows. Attach additional sheets if necessary.)
“The aggregate number of shares which the corporation shall have authority to issue is 225,000,000 shares of common stock (“Common Stock”) and 10,000 shares of preferred stock (“Preferred Stock”).

5)	Execution
	Signature	Printed Name	Title	Date
	/s/ Randall R. Reed	Randall R. Reed	Chief Financial Officer	11/25/08

6)	Contact Name (to resolve questions with this filing.)	FEES

	Brian R. Cable
		Required Processing Fee	$50
	Daytime Phone Number (Include area code.)	Confirmation Copy (Optional)	$5
	(503) 224-6440
		Processing Fees are nonrefundable.

		Please make check payable to "Corporation Division."

		NOTE:
		Fees may be paid with VISA or MasterCard. The card number and expiration date should be submitted on a separate sheet for your protection.